Exhibit 10.4

SUBORDINATION AND INTERCREDITOR AGREEMENT

SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of September 18, 2013, among JPMorgan Chase Bank, N.A. (together with its successors and assigns, the “Bank”) (also referred to herein as the “Senior Secured Party”), SMXE Lending, LLC, a Delaware limited liability company (the “Subordinated Secured Party”), and SkyMall, LLC (the “Borrower”).

R E C I T A L S

A.	Bank, Borrower and certain affiliates of Borrower entered into the following agreements, each dated as of May 10, 2013:

1.
Credit Agreement, between Bank and Borrower (the “Chase Credit Agreement”) (also referred to herein as the “Senior Secured Party Credit Agreement”) (references to such agreement include all amendments in effect from time to time, including any replacement agreement therefor).

2.	Line of Credit Note, payable by Borrower to Bank in the initial principal amount of $7,650,000.

3.	Assignment of Deposit Account, between Innovative Brands, LLC, a Delaware limited liability company (“Innovative Brands”), and Bank.

4.	Guaranty, in favor of Bank by Innovative Brands, LLC.

5.	Guaranty, in favor of Bank by SHC Parent Corp.

6.	Guaranty, in favor of Bank by SkyMall Interests, LLC, a Delaware limited liability company.

7.	Guaranty, in favor of Bank by SkyMall Ventures, LLC.

8.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by SkyMall, LLC (the “SkyMall Security Agreement”).

9.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by SkyMall Interests, LLC (the “SkyMall Interests Security Agreement”).

10.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by SkyMall Ventures, LLC (the “SkyMall Ventures Security Agreement”).

11.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by SHC Parent Corp. (the “SHC Parent Security Agreement”).

B.	Bank, Borrower and certain affiliates of Borrower entered into the following agreements, each dated as of May 14, 2013:

1.	Consent and Limited Waiver, between Bank and Borrower relating to the Chase Credit Agreement.

2.	Continuing Guaranty, in favor of Bank by Xhibit Corp, a Nevada corporation.

3.	Continuing Guaranty, in favor of Bank by Xhibit Interactive, LLC, a Nevada limited liability company.

4.	Continuing Guaranty, in favor of Bank by FlyReply Corp, a Nevada corporation.

5.	Continuing Guaranty, in favor of Bank by SpyFire Interactive, LLC, a Nevada limited liability company.

6.	Continuing Guaranty, in favor of Bank by Stacked Digital, LLC, a Nevada limited liability company.

7.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by Xhibit Corp, a Nevada corporation (the “Xhibit Security Agreement”).

8.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by Xhibit Interactive, LLC, a Nevada limited liability company (the “Xhibit Interactive Security Agreement”).

9.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by FlyReply Corp, a Nevada corporation (the “FlyReply Security Agreement”).

10.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by SpyFire Interactive, LLC, a Nevada limited liability company (the “SpyFire Security Agreement”).

11.	Continuing Security Agreement, granting a security interest in certain collateral to Bank by Stacked Digital, LLC, a Washington limited liability company (the “Stacked Security Agreement”).

The SkyMall Security Agreement, SkyMall Ventures Security Agreement, SHC Parent Security Agreement, Xhibit Security Agreement, Xhibit Interactive Security Agreement, FlyReply Security Agreement, SpyFire Security Agreement and Stacked Security Agreement shall be referred to collectively as the “Borrower Parties Security Agreements” and the collateral described therein shall be referred to collectively as the “Borrower Parties Collateral.”

C.
Pursuant to the Senior Secured Party Credit Agreement, the Senior Secured Party made a loan to the Borrower secured by, among other things, the Borrower Parties Security Agreements, which prohibits liens on the Borrower Parties Collateral described therein in favor of anyone except Senior Secured Party.

D.
The Subordinated Secured Party wishes to make a loan to the Borrower pursuant to a credit agreement dated as of September 18, 2013 (as amended and in effect from time to time, the “Subordinated Credit Agreement”), between the Subordinated Secured Party and the Borrower, evidenced by one or more promissory notes (collectively, the “Subordinated Note”), secured by a second lien in the Borrower Parties Collateral.

E.
In order to induce the Senior Secured Party to consent to a junior lien in the Borrower Parties Collateral pursuant to the Subordinated Credit Agreement and to grant to Subordinated Secured Party a right to purchase the indebtedness under the Senior Secured Party Credit Agreement and the first lien on the Borrower Parties Collateral, as reflected in the Waiver and Limited Consent Agreement dated September 18, 2013 between Borrower and Senior Secured Party (the “Consent”), the Borrower and the Subordinated Secured Party have agreed to enter into this Agreement with the Senior Secured Party.

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.  All terms defined in the Uniform Commercial Code of Arizona and used herein shall have the same definitions as specified therein.  However, if a term is defined in Article 9 of the Uniform Commercial Code of Arizona differently than in another Article of the Uniform Commercial Code of Arizona, the term has the meaning specified in Article 9.  The term “control,” as used in Section 4, has the meaning specified in Section 9-104, 9-105, 9-106 or 9-107, as applicable, of the Uniform Commercial Code of Arizona.  In addition, all capitalized terms used but not otherwise defined herein have the meanings given to them in the Senior Credit Agreement (as amended and in effect from time to time), and the following terms shall have the following meanings in this Agreement:

1.1 “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

1.2 “Business Day” shall mean any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of Arizona.

1.3 “Distribution” shall mean, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

1.4 “Enforcement Action” shall mean (a) to take from or for the account of the Borrower or any guarantor of the Subordinated Secured Party Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Borrower or any such guarantor with respect to the Subordinated Secured Party Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Borrower or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Secured Party Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Secured Party Documents or applicable law with respect to the Subordinated Secured Party Debt, (c) to accelerate the Subordinated Secured Party Debt or (d) to exercise any put option or to cause the Borrower or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Secured Party Documents.

1.5 “Intercreditor Termination Date” shall mean the earliest to occur of: (a) payment in full in cash of the Senior Secured Party Debt (which payment shall be final and not avoidable) and expiration, termination or reduction of all commitments under the Senior Secured Party Credit Agreement to zero and the termination of all obligations of Senior Secured Party under the Senior Secured Party Documents, (b) the total liquidation and collection of the Joint Collateral and application of the net proceeds thereof to the Senior Secured Party Debt and any surplus therefrom to the Subordinated Secured Party Debt, and (c) the release by the Senior Secured Party of its Liens in all of the Joint Collateral.

1.6 “Joint Collateral” shall mean all assets of the Borrower in which the Borrower has at the time of reference granted a Lien (a) to the Senior Secured Party to secure the Senior Secured Party Debt, and (b) to the Subordinated Secured Party to secure the Subordinated Secured Party Debt. The term includes, in each case, any and all proceeds and products of the collateral subject to such Lien.

1.7 “Lien” shall mean any consensual mortgage, security deed, deed of trust, pledge, lien, security interest or other voluntary lien, whether now existing or hereafter created, acquired or arising.  The term does not include any real property not within the scope of Article 9 of the Uniform Commercial Code of the state in which the real property is located.

1.8 "Permitted Subordinated Secured Party Debt Payments" shall mean (a) scheduled payments of interest on the Subordinated Secured Party Debt, and (b) a single payment of the outstanding principal amount of the Subordinated Note on or after September 18, 2014 provided that, in each case, only if each of the following conditions are satisfied both prior to and after giving effect to any such payment: (i) no Senior Default exists, and (ii) each of the payments set forth in clauses (a) and (b) are paid on a non-accelerated basis in accordance with the terms of the Subordinated Secured Party Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement

1.9 “Person” shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

1.10 “Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

1.11 “Senior Default” shall mean any “Event of Default” under the Senior Secured Party Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

1.12 “Senior Secured Party Debt” shall mean (a) all principal, interest, fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Senior Secured Party Credit Agreement or any of the other Senior Secured Party Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities, claims or obligations of any type or form whatsoever relating thereto in favor of the Senior Secured Party, including any of the foregoing resulting in or from any refinancing of any liabilities or obligations under the Senior Secured Party Documents, any amendments, restatements, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

1.13 “Senior Secured Party Documents” shall mean collectively, the Senior Secured Party Credit Agreement, any promissory notes executed in connection therewith and any and all guaranties and Liens directly or indirectly guarantying or securing any of the Senior Secured Party Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Senior Secured Party Debt, whether now existing or hereafter created, including any financing documentation which replaces the Senior Secured Party Documents and pursuant to which the Senior Secured Party Debt under the Senior Secured Party Documents is refinanced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time in compliance with this Agreement.

1.14 “Subordinated Secured Party Debt” shall mean all principal, interest, fees, costs, enforcement expenses (including, without limitation, legal fees and disbursements), collateral protection expenses and other reimbursement and indemnity obligations created or evidenced by the Subordinated Credit Agreement or any of the other Subordinated Secured Party Documents or any prior, concurrent or subsequent notes, instruments or agreements of indebtedness, liabilities, claims or obligations of any type or form whatsoever relating thereto in favor of the Subordinated Secured Party including any amendments, restatements, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement.

1.15 “Subordinated Secured Party Documents” shall mean collectively, the Subordinated Credit Agreement, any promissory notes executed in connection therewith and any and all security agreements, guaranties and Liens directly or indirectly guarantying or securing any of the Subordinated Secured Party Debt, and any and all other documents or instruments evidencing or further guarantying or securing directly or indirectly any of the Subordinated Secured Party Debt, whether now existing or hereafter created.

2. Conditions to Effectiveness.  This Agreement shall not be effective unless and until all conditions set forth in Section 1 of the Consent are satisfied in the sole discretion of Senior Secured Party’s and all representations and warranties set forth therein are true and correct.

3. Subordination of Debt.

3.1 Subordination of Subordinated Secured Party Debt to Senior Secured Party Debt. The Subordinated Secured Party covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Secured Party Documents, that the payment of any and all of the Subordinated Secured Party Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all Senior Secured Party Debt. Each holder of Senior Secured Party Debt, whether such Senior Secured Party Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Secured Party Debt in reliance upon the provisions contained in this Agreement.

3.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving the Subordinated Borrower:

(a)           Until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents shall have been terminated, no Distribution shall be made to the Subordinated Secured Party on account of any Subordinated Secured Party Debt.

(b)           Any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Secured Party Debt shall be paid or delivered directly to the Borrower (to be held and/or applied by the Borrower in accordance with the terms of the Senior Secured Party Documents) until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents shall have been terminated. The Subordinated Secured Party irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Borrower. The Subordinated Secured Party also irrevocably authorizes and empowers the Borrower, in the name of the Subordinated Secured Party, to demand, sue for, collect and receive any and all such Distributions.

(c)           The Subordinated Secured Party agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Secured Party Debt, this Agreement, or any liens and security interests securing the Senior Secured Party Debt.

(d)           The Subordinated Secured Party agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Secured Party Debt requested by the Borrower in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints the Borrower its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Subordinated Secured Party promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of the Subordinated Secured Party to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided the Borrower shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Borrower votes any claim in accordance with the authority granted hereby, the Subordinated Secured Party shall not be entitled to change or withdraw such vote.

(e)           The Senior Secured Party Debt shall continue to be treated as Senior Secured Party Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Secured Party and the Subordinated Secured Party even if all or part of the Senior Secured Party Debt or the security interests securing the Senior Secured Party Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Secured Party Debt is rescinded or must otherwise be returned by any holder of Senior Secured Party Debt or any representative of such holder.

3.3 Subordinated Secured Party Debt Payment Restrictions.  Notwithstanding the terms of the Subordinated Secured Party Documents, the Borrower hereby agrees that it may not make, and the Subordinated Secured Party hereby agrees that it will not accept, any Distribution with respect to the Subordinated Secured Party Debt until after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents have terminated; provided, however, that the Borrower may make, and the Subordinated Secured Party may accept, Permitted Subordinated Secured Party Debt Payments if the conditions precedent set forth in the definition of “Permitted Subordinated Secured Party Debt Payments” have been satisfied; and provided, further, that interest may accrue on the Subordinated Secured Party Debt in the form of payment in kind notes, or by the capitalization of interest as principal on the Subordinated Secured Party Debt, in each case in accordance with the terms of the Subordinated Secured Party Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.  Except as expressly set forth in the preceding sentence, no Distribution may be made with respect to the Subordinated Secured Party Debt in cash until after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents have terminated.  No Senior Default shall be deemed to have been waived for purposes of this Section 3.3 unless and until the Subordinated Secured Party has received a written waiver from the Borrower and the Senior Secured Party.  For the avoidance of doubt, the Subordinated Secured Party hereby agrees that if the Borrower is not permitted to repay the outstanding principal amount of the Subordinated Note on September 18, 2014 in accordance with the Senior Secured Party Credit Agreement and this Agreement, then the Borrower may not repay any principal amount of the Subordinated Note until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents have terminated.

3.4 Subordinated Secured Party Debt Standstill Provisions.  Until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents are terminated, the Subordinated Secured Party shall not, without the prior written consent of the Borrower and the Senior Secured Party, take any Enforcement Action with respect to the Subordinated Secured Party Debt. Notwithstanding the foregoing, the Subordinated Secured Party may file proofs of claim against the Borrower in any Proceeding involving the Borrower.  Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Secured Party in violation of the foregoing prohibition shall be held in trust by it for the benefit of the Senior Secured Party and promptly paid or delivered to the Borrower in the form received until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents shall have been terminated.

3.5 Incorrect Payments. If any Distribution on account of the Subordinated Secured Party Debt not permitted to be made by the Borrower or accepted by the Subordinated Secured Party under this Agreement is made and received by the Subordinated Secured Party, such Distribution shall not be commingled with any of the assets of the Subordinated Secured Party, shall be held in trust by the Subordinated Secured Party for the benefit of the Senior Creditors and shall be promptly paid over to the Borrower for application (in accordance with the Senior Secured Party Documents ) to the payment of the Senior Secured Party Debt then remaining unpaid, until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents shall have been terminated.

3.6 Sale, Transfer or other Disposition of Subordinated Secured Party Debt.

(a)           The Subordinated Secured Party shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Secured Party Debt or any Subordinated Secured Party Document.

(b)           Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Secured Party Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Secured Party, as provided in Sections 8 and 20 hereof.

3.7 Legends. Until the termination of this Agreement in accordance with Section 18 hereof, the Subordinated Secured Party will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Note and any other Subordinated Secured Party Document, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby (the “Subordinated Indebtedness”) are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of September 18, 2013 among SMXE Lending, LLC, a Delaware limited liability company (the “Subordinated Secured Party”); Skymall, LLC, a Delaware limited liability company (the “Borrower”) and JP Morgan Chase Bank, N.A. (the “Senior Secured Party”), to the indebtedness (including interest) owed by the Borrower and its subsidiaries (the “Senior Indebtedness”) pursuant to that certain Credit Agreement dated as of May 10, 2013 among the Borrower and Senior Secured Party, as such Credit Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3.8 Modifications to Senior Secured Party Documents. The Senior Secured Party may at any time and from time to time without the consent of the Subordinated Secured Party, without incurring liability to the Subordinated Secured Party and without impairing or releasing the obligations of the Subordinated Secured Party under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Secured Party Debt, or amend in any manner any Secured Party Document. The Senior Secured Party agrees to give notice to the Subordinated Secured Party of any amendment to any Senior Secured Party Document or any change in the terms of the Senior Secured Party Debt within 10 Business Days after such amendment or change.

3.9 Modifications to Subordinated Secured Party Documents. Until a date that is after the Senior Secured Party Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Secured Party Documents shall have been terminated, and notwithstanding anything to the contrary contained in the Subordinated Secured Party Documents, the Subordinated Secured Party shall not, without the prior written consent of the Senior Secured Party, agree to any amendment, modification or supplement to the Subordinated Secured Party Documents.

4. Subordination of Liens.  It is the intent of the parties hereto that, except as provided in Section 3.3, the Senior Secured Party Debt shall be paid in full in cash and that the commitments represented by the Senior Secured Party Credit Agreement shall have expired or been reduced to zero or terminated before any of the Subordinated Secured Party Debt is paid from the Joint Collateral.  Regardless of the time or order of attachment or the time, order or manner of perfection or the time or order of filing financing statements, mortgages or other security agreements or documents, or anything in the Subordinated Credit Agreement or any of the other Subordinated Secured Party Documents to the contrary, the Liens in the Joint Collateral in favor of the Senior Secured Party pursuant to the Senior Secured Party Credit Agreement and the other Senior Secured Party Documents shall in all respects be first and senior Liens to secure payment of the Senior Secured Party Debt and shall be superior to any Liens in the Joint Collateral in favor of the Subordinated Secured Party.  The Subordinated Secured Party hereby agrees, upon request of the Senior Secured Party at any time and from time to time, to execute such other documents or instruments as may be requested by the Senior Secured Party further to evidence of public record or otherwise the senior priority of the Liens over the Joint Collateral and securing the Senior Secured Party Debt as contemplated hereby.

4.1 Enforcement of Liens.  Notwithstanding anything in any other agreement or document to the contrary, the Subordinated Secured Party shall not, prior to the occurrence of the Intercreditor Termination Date, assert or attempt to enforce or avail itself of any Liens or any other pre-judgment or post-judgment liens or assert any rights in or claims against the Joint Collateral or otherwise foreclose or realize upon the Joint Collateral or any part thereof.

4.2 Appointment of Senior Secured Party as Agent.  The Subordinated Secured Party hereby appoints the Senior Secured Party as its agent to perfect by possession or control its Lien in any of the Joint Collateral (a) which Lien is capable of being perfected by possession or control and (b) that is, at any time, delivered to and in the possession, or is under the control, of the Senior Secured Party, subject always to the rights of the Senior Secured Party as prior Lien holder.  The Senior Secured Party acknowledges that it holds such Joint Collateral for the benefit of the Subordinated Secured Party upon and subject to the terms contained in this Agreement.

4.3 Senior Secured Party's Actions Concerning Senior Secured Party Debt.  The Senior Secured Party may, at its option, take or omit to take any action or assert any claim with respect to the Senior Secured Party Debt or any person or entity primarily or secondarily liable thereunder or to foreclose or realize upon or enforce any of its rights with respect to the Joint Collateral without any consent or approval by the Subordinated Secured Party.  However, as a condition to the exercise of any Senior Secured Party’s rights pursuant to Section 7.2(d) and Section 7.2(e) of the Senior Secured Credit Agreement, Senior Secured Party shall provide notice of default to Borrower, to Subordinated Secured Party and to Innovative Brands, LLC ten (10) Business Days prior to such exercise.  The Senior Secured Party hereby acknowledges that the provisions of this Agreement nevertheless constitute notice from the Subordinated Secured Party of its junior security interest in the Joint Collateral for purposes of the provisions of Sections 9-608(a)(1)(C), 9-615(a)(3)(A), and 9-621(a)(1) of the Uniform Commercial Code of the State of Arizona.

4.4 Proceeds of Joint Collateral.  Any and all cash amounts constituting proceeds of or otherwise constituting Joint Collateral, including, without limitation, any net proceeds received by the Senior Secured Party or the Subordinated Secured Party in connection with any sale, exchange, destruction, condemnation, foreclosure or other disposition of any of the Joint Collateral, and, if applicable, any sum received pursuant to Section 507(b) of the Bankruptcy Code in any case in which the Borrower is a debtor, shall, except as provided in Section 3.3, be applied first, to satisfy the Senior Secured Party Debt in full, and second, to satisfy the Subordinated Secured Party Debt, with the Borrower, the Senior Secured Party and the Subordinated Secured Party hereby agreeing to make such transfers between themselves with respect to such cash amounts so as to effectuate such application.  In the event of any casualty or other insured loss with respect to any part of the Joint Collateral which is covered by casualty insurance, the Borrower, the Senior Secured Party and the Subordinated Secured Party agree that, prior to the Intercreditor Termination Date, the Senior Secured Party shall, to the extent not prohibited by the Senior Secured Party Documents, have the exclusive right to adjust, compromise, or settle any such loss with the applicable casualty insurer, to collect and receive the proceeds of such casualty insurance with respect to such loss, and to apply such proceeds in accordance with the priorities set forth herein.  Any non-cash Distributions or proceeds in respect of the Joint Collateral shall constitute Joint Collateral upon the terms of this Agreement, the Senior Secured Party Documents and the Subordinated Secured Party Documents until converted to cash and distributed in accordance with this Section 4.4.

4.5 Actions of Senior Secured Party at Intercreditor Termination Date.  Upon the occurrence of the Intercreditor Termination Date, and, to the extent permitted by applicable law, to the extent the Subordinated Secured Party retains a Lien in such Joint Collateral and to the extent that such Joint Collateral has not been applied to satisfy the Senior Secured Party Debt secured thereby, the Senior Secured Party shall deliver to the Subordinated Secured Party any certificated securities, instruments or chattel paper comprising Joint Collateral then in the Senior Secured Party's possession.  The Senior Secured Party shall have no obligation to transfer to the Subordinated Secured Party any other Joint Collateral under the Senior Secured Party’s control.

5. Defense to Enforcement, etc.  If the Subordinated Secured Party, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against the Borrower or initiate any foreclosure sale or proceeding or any other action to enforce its Lien on any of the Joint Collateral, then the Borrower may interpose as a defense or plea the making of this Agreement, and the Senior Secured Party may intervene and interpose such defense or plea in its name or in the name of the Borrower.  If the Subordinated Secured Party, in contravention of the terms of this Agreement, shall attempt to enforce any remedies prohibited by this Agreement, then the Senior Secured Party or the Borrower may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Secured Party or in the name of the Borrower.  If the Subordinated Secured Party, in contravention of the terms of this Agreement, obtains any assets of the Borrower constituting Joint Collateral, or proceeds therefrom, as a result of any administrative, legal or equitable actions, or otherwise, the Subordinated Secured Party agrees forthwith to pay, deliver and assign to the Senior Secured Party, with appropriate endorsements, any such assets or proceeds thereof as collateral for the Senior Secured Party Debt.  Until such time as the provisions of the immediately preceding sentence have been complied with, the Subordinated Secured Party shall be deemed to hold such Joint Collateral and proceeds in trust for the Senior Secured Party.

6. Release of Joint Collateral.  Without limiting any of the rights of the Senior Secured Party under the Senior Secured Party Credit Agreement, the other Senior Secured Party Documents or applicable law, in the event that the Senior Secured Party releases or discharges any Liens upon any Joint Collateral in connection with the sale or other disposition of such Joint Collateral by the Borrower, such Joint Collateral shall thereupon be deemed to have been released from all such Liens in favor of the Subordinated Secured Party, and the Borrower shall take such actions as are required by the Subordinated Credit Agreement to cause and/or permit the release of any Liens of the Subordinated Secured Party upon such Joint Collateral.  The Subordinated Secured Party hereby authorizes the Senior Secured Party to file any amendments to any Uniform Commercial Code financing statements filed by the Subordinated Secured Party against the Borrower and, without limitation on such authorization, the Subordinated Secured Party agrees that, within ten (10) days following the Senior Secured Party's written request therefor, the Subordinated Secured Party will execute, deliver and file any and all such mortgage discharges, lien releases and other agreements and instruments as the Senior Secured Party reasonably deems necessary or appropriate, in each case in order to give effect to the preceding sentence.  The Subordinated Secured Party hereby irrevocably authorizes the Senior Secured Party to make, and appoints the Senior Secured Party, and its successors and assigns, and their respective officers, with full power of substitution, the true and lawful attorney(s) of the Subordinated Secured Party for the purpose of effecting, any such executions, deliveries and filings if and to the extent that the Subordinated Secured Party shall have failed to perform such obligations pursuant to the foregoing provisions of this Section 6 within such ten (10) day period.  The provisions of this Section 6 shall be applicable to and binding upon the Subordinated Secured Party notwithstanding any provisions or requirements to the contrary in any agreement between the Subordinated Secured Party and the Borrower.

7. Senior Secured Party’s Freedom of Dealing.  The Subordinated Secured Party agrees, with respect to the Senior Secured Party Debt and any and all Joint Collateral therefor or guaranties thereof, that the Borrower and the Senior Secured Party may agree to increase the amount of the Senior Secured Party Debt or otherwise modify the terms of any of the Senior Secured Party Debt, and the Senior Secured Party may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with the Borrower and all other persons, in each case without notice to or the consent of the Subordinated Secured Party and without affecting the agreements of the Subordinated Secured Party contained in this Agreement, the Subordinated Secured Party hereby generally waiving any and all suretyship defenses that might otherwise be applicable.  The Subordinated Secured Party further waives any and all rights to require the Senior Secured Party to marshal any assets or otherwise to take any actions with respect to marshaling.

8. Sale of the Subordinated Secured Party Debt.  The Subordinated Secured Party will not, at any time while this Agreement is in effect, sell, transfer, pledge, assign, hypothecate or otherwise dispose of any or all of the Subordinated Secured Party Debt to any person or entity other than a person or entity who or which agrees in a writing, satisfactory in form and substance to the Senior Secured Party, to become a party hereto and to succeed to the rights and to be bound by all of the obligations of the Subordinated Secured Party hereunder.  In the case of any such disposition by the Subordinated Secured Party, the Subordinated Secured Party will notify the Senior Secured Party at least (10) ten days prior to the date of any of such intended disposition.

9. Borrower's Obligations Absolute.  The provisions of this Agreement set forth the relative rights and obligations of the Senior Secured Party and the Subordinated Secured Party with respect to the Joint Collateral.  Nothing contained in this Agreement shall impair, as between the Borrower and the Subordinated Secured Party, the obligation of the Borrower to pay to the Subordinated Secured Party all amounts payable in respect of the Subordinated Secured Party Debt as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Subordinated Secured Party (except as expressly otherwise provided in this Agreement) from exercising all rights, powers and remedies otherwise permitted by Subordinated Secured Party Documents and by applicable law upon a default in the payment of the Subordinated Secured Party Debt or under any Subordinated Secured Party Document.

10. Representations and Warranties.  Each of the Senior Secured Party, the Subordinated Secured Party and the Borrower represents and warrants to the other parties hereto that:

(a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part, and (ii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it and will not conflict with any provision of its corporate charter or by laws or any agreement or other instrument binding upon it except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and

(b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

11. Modification.  Subject to Section 3, any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Borrower, the Subordinated Secured Party, and the Senior Secured Party and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given; provided that to the extent any such modification, waiver or consent increases the obligations of the Borrower and/or its subsidiaries hereunder, the same shall not be effective in any event unless it is in writing and signed by the Borrower (and then shall be effective only in the specific instance and for the specific purpose given).  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

12. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Secured Party Documents, the provisions of this Agreement shall control and govern.

13. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14. Further Assurances.  Each of the Senior Secured Party, the Subordinated Secured Party and the Borrower agrees to execute and deliver such other documents and instruments, and shall take such other action, at the sole cost and expense of the Borrower, to effectuate and carry out the provisions of this Agreement.

15. Termination of Subordination.  This Agreement shall continue in full force and effect until the occurrence of the Intercreditor Termination Date.  The occurrence of the Intercreditor Termination Date shall not affect any then unsatisfied right or unperformed obligation of the Senior Secured Party or the Subordinated Secured Party arising before the Intercreditor Termination Date.  In addition, if at any time any payment made or value received with respect to any Senior Secured Party Debt is rescinded or must otherwise be returned by the Senior Secured Party upon the insolvency, bankruptcy, or reorganization of the Borrower, then (a) to the extent necessary to repay in full in cash the Senior Secured Party Debt, the Subordinated Secured Party will deliver to the Senior Secured Party any amounts previously received and held by the Subordinated Secured Party on account of or in any way relating to the Joint Collateral, and (b) to the extent previously terminated, the Senior Secured Party’s Liens in the Joint Collateral created by the Senior Secured Party Senior Secured Party Documents and the right of the Senior Secured Party to receive amounts pursuant to this Agreement and the other rights and priorities of the Senior Secured Party hereunder shall be reinstated.

16. Notices.  All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and effective in all respects if given in writing, delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

If to the Senior Secured Party:

201 N. Central Ave., 21st Floor, AZ1-1178
Phoenix, Arizona  85004
Attention:  Mike Pickerd

If to the Subordinated Secured Party:

SMXE Lending, LLC
2525 East Camelback Road
Suite 850
Phoenix, Arizona 85016

Attention: Tina Rhodes-Hall

If to the Borrower:

1520 E. Pima Street
Phoenix, Arizona 85034-4639
Attention:

or such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto.  Notices shall be deemed given and effective upon the earlier to occur of (a) the third day following deposit thereof in the U.S. mail or (b) receipt or refusal by the party to whom such notice is directed.

17. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

18. Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

19. Miscellaneous.  This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against which enforcement is sought.  The Senior Secured Party may, in its sole and absolute discretion, waive any provisions of this Agreement benefiting the Senior Secured Party; provided, however, that such waiver shall be effective only if in writing and signed by the Senior Secured Party and shall be limited to the specific provision or provisions expressly so waived.  This Agreement shall be binding upon the successors and assigns of the Subordinated Secured Party and the Borrower and shall inure to the benefit of the Senior Secured Party, the Senior Secured Party's successors and assigns, any lender or lenders refunding or refinancing any of the Senior Secured Party Debt and their respective successors and assigns, but shall not otherwise create any rights or benefits for any third party.  In the event that any lender or lenders refund or refinance any of the Senior Secured Party Debt, the terms “Senior Secured Party Credit Agreement,” “Senior Secured Party Documents,” “Event of Default” and the like shall refer mutatis mutandis to the agreements and instruments in favor of such lender or lenders and to the related definitions contained therein.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENIOR SECURED PARTY:

JP Morgan Chase Bank, N.A.

By: /s/ Jeffrey M. Hoyt Name: Jeffrey M. Hoyt
Title: SVP

SUBORDINATED SECURED PARTY:

SMXE Lending, LLC

By: SMXE Lending Holdings, LLC, its sole Member

By: /s/ Tina Rhodes-Hall Name: Tina Rhodes-Hall Title: Authorized Officer

BORROWER:

SkyMall, LLC

By: /s/ Scott Wiley Name: Scott Wiley
Title: CFO